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                                                                   Exhibit 10.18

                             SUPPLEMENTAL AGREEMENT

Party A: Actoz Soft Co., Ltd.
Party B: Shanghai Shanda Networking Development Co., Ltd.
Party C: Wemade Entertainment Co., Ltd.

         WHEREAS, Party A and Party B entered into a Software Licensing Agreement (the "Original Agreement") on July 18, 2001, under which Party B was granted an exclusive and legitimate license to operate Legend of Mir II ("LOM") in Mainland China and the Hong Kong SAR, and the term of the agreement will expire on September 28, 2003 (the "Termination Date").

         WHEREAS, in connection with the performance of the Original Agreement, Party B had the right to receive certain technical support, and Party A wishes to engage Party C, and Party C is willing to be engaged to perform the relevant obligations in respect of the technical support. Party A and Party B agree to accept Party C as co-licensor of LOM and Party C shall entrust Party A to exercise all of its rights as co-licensor, and such entrustment shall be irrevocable during the term of the Original Agreement and this Supplemental Agreement.

         Party A and Party B hereby agree to enter into this Supplemental Agreement with Party C:

1. The parties agree that the Final Notice given by Party A to Party B on July 9, 2002 shall cease to have any effect on any party from the date on which it was given. Each of Party A, Party B and Party C agrees not to pursue any of the other parties with respect to any conflict or dispute arising in the course of previous cooperation among the parties.

2. Party A and Party C have developed an upgraded version of LOM known as "Legend of Mir II, The Evil's Illusion" ("EI"), and Party A and Party C agree to provide EI to Party B free of charge for Party B's exclusive operation in Mainland China and the Hong Kong SAR no later than the end of January 2003. Except for Party C's assumption of the obligation of technical support and the circumstances provided for in Article 3 hereof, the rights and obligations of the parties in connection with the operation of EI shall be subject to the terms, wherever applicable, of the Original Agreement. Given the fact that Party A and Party C have made substantial modification to EI, the parties agree that EI shall be deemed as a follow-up version of LOM on and from the date of this Supplemental Agreement and agree to rename EI as "Legend of Mir III: The Evil's Illusion".

3. Upon the formal launch of commercial operation of EI, Party B shall timely provide Party C with the Billing System and the password for the Login Server of EI, and each time that Party B changes such password, Party B shall timely provide Party C with the new password within three days. Party C shall give prior notice to Party B each time it logs on to the said Server.


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4. To ensure the continued smooth cooperation among the parties to the operation of the EI online game after the Termination Date, the parties agree that a separate agreement shall be entered into prior to the provision of EI by the end of January 2003 to set forth the detailed terms and conditions for Party B to continue operation of EI. However, whether such agreement is concluded or not shall not affect the ordinary performance of the Original Agreement and this Supplemental Agreement.

5. Party B shall pay the Royalty Fee for the month of April to Party A by the end of July pursuant to the Original Agreement, and pay the Royalty Fee for the months of May and June to Party A by the end of August. Thereafter, the Royalty Fee payable for each of the subsequent months shall be paid to Party A in accordance with the Original Agreement, and Party B shall also use its best efforts to provide Party A with sales information in relation to the Royalty Fee in a manner required by Party A.

6. With respect to the technical problems that may affect the normal operation of the game (including, but not limited to, cheating programs, accelerators, and BUG, etc.), Party C undertakes to actively solve the same in accordance with the Original Agreement and this Supplemental Agreement. The specific solutions are as follows (the following solutions are also applicable to EI):

         6.1 Party C shall use its representative office in Shanghai as the major channel for day-to-day technical communication with Party B in order to obtain information in a timely fashion of any technical problems arising in the operation of LOM;

6.2 In the event that Party B detects a technical problem in LOM, it may raise such problem with the relevant personnel of Party C in its Shanghai representative office, who shall in turn report the same to Party C. Party C shall reply in writing regarding the specific schedule and feasibility for solving the problem within 5 business days after receipt of the relevant report on the technical problem. The time spent resolving the technical problem shall not exceed 2 months. If a problem remains unsolved after 2 months, Party A and Party C agree that Party B may temporarily withhold 10% of the Royalty Fee payable for that period as the technical guarantee fee until the solution of such technical problem.

         6.3 Party C undertakes to deal with all technical problems reported by Party B prior to the conclusion of this Supplemental Agreement in accordance with the preceding paragraph.

7. The parties hereby agree that they shall, within July 2002, make known to the Chinese media and users of matters regarding Party B's exclusive operation of EI products via press conference and other means.

8. The execution of this Supplemental Agreement shall not affect the validity of any provision of the Original Agreement, and shall not affect the legitimate entitlement to any right of any party to the Original Agreement.


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9. This Supplemental Agreement is executed in six counterparts, and each party shall hold two counterparts, each of which shall have equal effect.

10. This Supplemental Agreement is executed in Shanghai, China on July 14, 2002.




Party A: Actoz Soft Co., Ltd.
Authorized Representative: [signature]

Party B: Shanghai Shanda Networking Development Co., Ltd.
Authorized Representative: [signature]

Party C: Wemade Entertainment Co., Ltd.
Authorized Representative: [signature]


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